Exhibit 5.1

May 28, 2020

Fiverr International Ltd.
8 Eliezer Kaplan St.
Tel Aviv 6473409
Israel

Re: Fiverr International Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to Fiverr International Ltd., an Israeli company (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “SEC”) of the Company’s registration statement on Form F-1 (the “462(b) Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration, offer and sale by the Company of up to $23,000,000 of ordinary shares, no par value, of the Company (“Shares”). The 462(b) Registration Statement relates to the Company’s Registration Statement on Form F-1, as amended (File No. 333-238693) (the “Registration Statement”), initially filed by the Company on May 26, 2020 and declared effective by the Commission on May 28, 2020, in connection with an underwritten follow-on public offering by the Company (the “Offering”). This opinion letter is rendered pursuant to Item 8(a) of Form F- 1 promulgated by the SEC and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the 462(b) Registration Statement; (iii) a copy of the articles of association of the Company, as currently in effect (the “Articles”); (iv) resolutions of the board of directors (the “Board”) of the Company and its committees which have heretofore been approved and which relate to the Registration Statement, the 426(b) Registration Statement and other actions to be taken in connection with the Offering (the “Resolutions”); and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that upon payment to the Company of the consideration per Share in such amount and form as shall be determined by the Board or an authorized committee thereof, the Shares, when issued and sold in the Offering as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,
/s/ Meitar | Law Offices

Meitar | Law Offices